SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the
Securities Exchange Act of 1934

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TRANSAMERICA FUNDS

(Name of Registrant as Specified in Its Charter)

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[LETTERHEAD]

January 14, 2011

Client Name
Client Address

Re:	Proposed reorganization of TS&W International Equity Portfolio into Transamerica TS&W International Equity, a newly created series of Transamerica Funds (the “Reorganization”)

Dear Client:

We at Thompson, Siegel & Walmsley LLC (“TS&W”) are writing to you as your investment adviser regarding your investment in the TS&W International Equity Portfolio, a series portfolio of The Advisors’ Inner Circle Fund (the “Fund”). Shareholders of the Fund are being asked to approve a proposed Reorganization of the Fund into Transamerica TS&W International Equity, a newly created series of Transamerica Funds (the “New Fund”). If the Reorganization is approved by shareholders, your TS&W International Equity Portfolio shares will be exchanged for Class I shares of the New Fund with an equal aggregate net asset value, and you will not be subject to U.S. federal income tax on that exchange. The New Fund was created to acquire the assets of TS&W International Equity Portfolio, and will carry on the business of TS&W International Equity Portfolio and inherit its performance and financial history.

TS&W, the investment adviser of the Fund, will serve as the sub-adviser to the New Fund and the same portfolio manager, using substantially the same principal investment strategies and portfolio management techniques used with respect to the Fund, will be responsible for the day-to-day investment management of the New Fund. The New Fund will have the same investment objective and substantially similar principal investment strategies as TS&W International Equity Portfolio, and the fundamental investment restrictions of the New Fund and TS&W International Equity Portfolio will be substantially similar.

Under our current proxy policy, we must disclose transactions such as this to you which may represent a conflict of interest for TS&W. As your adviser, TS&W would normally vote your shares in a proxy. However, when there is a potential conflict of interest such as the one presented with this proposed Reorganization, TS&W does not vote the shares. Instead, in cases such as this, we would normally have our independent proxy agent, Institutional Shareholder Services, Inc. (“ISS”), determine the vote based on their independent policy guidelines. The ISS policy guidelines are separate from TS&W’s proxy policies. Under the ISS policy guidelines, shares are voted based on ISS’s objective assessment of what is in the best interests of shareholders. ISS has informed TS&W that it intends to vote in favor of the Reorganization.

Enclosed is the proxy statement for the Reorganization, including a copy of the Shareholder Letter from the Fund’s President and the Notice of Special Meeting of Shareholders from the Fund’s Board of Trustees. We encourage you to read the full proxy statement.

If you would like to cast your vote directly instead of having ISS vote your shares, you may call the TS&W Proxy Administrator at (800) 697-1056 as soon as possible, but in any case prior to February 10, 2011. Please note that this telephone number is different than the telephone number referenced in the proxy statement. If you do not vote your shares by calling this number before February 10, 2011, we will assume that you have determined to have ISS vote your shares under their independent proxy policy guidelines, and there is no further action required on your part.

If you have additional questions or concerns regarding this transaction, please call your portfolio manager or manager’s assistant at TS&W.

Sincerely,

/s/ Horace P. Whitworth	/s/ Lawrence E. Gibson

Horace P. Whitworth, CFA	Lawrence E. Gibson, CFA
Co-Chief Executive Officer	Co-Chief Executive Officer

Encl. Proxy Statement